UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Wellgistics Health, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ACTIONS BY WRITTEN CONSENTS OF HOLDER OF

NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER

OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF WELLGISTICS HEALTH, INC.

Dear Wellgistics Health, Inc. Stockholders:

The purpose of the enclosed Information Statement of Wellgistics Health, Inc., a Delaware corporation (the “Company”), is to inform you of actions taken by written consent of holders of a majority of the aggregate voting power of all outstanding shares of capital stock of the Company (the “Majority Holders”) on October 1, 2025 to remove each of Rebecca Shanahan and Michael Peterson (the “Removals”) from the Board of Directors of the Company (the “Board”), without cause (the “Actions”). For more information on the Actions, see the section entitled “Background and Reasons for Actions.”

The Majority Holders are the beneficial and record owner of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled to vote generally in an election of directors as of the Record Date (as defined below). As of the close of business on the Record Date, The Majority Holders owned beneficially and of record shares of the Company’s common stock, representing approximately 55.5% of the Company’s total voting power (for more information see, “Security Ownership Of Certain Beneficial Owners And Management”). The enclosed Information Statement shall be considered the notice required under Section 228(e) of the General Corporation Law of the State of Delaware (the “DGCL”).

The Board is not soliciting your consents or your proxies in connection with the Actions, and no consents or proxies are being requested from stockholders. The Majority Holders took the Actions without a meeting by delivering to the Company written consents representing 49,825,505 shares of Common Stock, which was approximately 55.5% of the aggregate voting power of all outstanding shares of capital stock of the Company entitled to vote as of the Record Date. Accordingly, under Delaware law, the Actions became effective upon delivery of the Consent (as defined below) to the Company on October 1, 2025.

Though the Company did not participate in the solicitation of stockholder consents that resulted in the taking of the Actions by the Majority Holders, the Company is furnishing the enclosed Information Statement to the holders of record of common stock of the Company, as of the close of business on October 1, 2025 (the “Record Date”) to comply with the requirements of Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228(e) of the DGCL.

The Company will first mail the Information Statement on or about October 31, 2025 to our stockholders of record as of October 1, 2025.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C AND PURSUANT TO SECTION 228(e) OF THE DGCL.

THE COMPANY IS NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

/s/ Prashant Patel
Prashant Patel
President

October 31, 2025

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises stockholders of the Company of the Actions taken by written consent of the Majority Holders on October 1, 2025 (the “Consent”) to remove each of Rebecca Shanahan and Michael Peterson from the Board, without cause, as further described below. The Majority Holders are the beneficial and record owner of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled to vote generally in an election of directors as of the Record Date.

This Information Statement does not relate to the Company’s 2026 annual meeting of stockholders, for which the Company will be separately soliciting proxies.

BACKGROUND AND REASONS FOR THE ACTIONS

The Removals

On October 1, 2025, the Majority Holders acted by written consent to remove Rebecca Shanahan and Michael Peterson without cause as directors of the Company.

After the Actions, on October 6, 2025, the Company announced that Donald Anderson resigned from the Board, effective October 2, 2025. Prior to his resignation, Mr. Anderson served as a member of the Company’s Audit Committee (the “Audit Committee”).

On October 2, 2025, the Board elected Donald Fell, Prashant Patel, Steven D. Lee, and Howard Doss to the Board to serve as directors. The Board has since appointed Mr. Fell to serve on the Nominating Committee and Compensation Committee of the board of directors, Mr. Lee to serve on the Ethics Committee of the board of directors, and Mr. Doss to serve as the chairman on the Audit Committee of the board of directors. Mr. Patel was appointed as the President of the Company by the Board. Mr. Fell, Mr. Lee, and Mr. Doss will be “independent” directors as defined under applicable rules of NASDAQ and the SEC. Mr. Patel is not independent as a result of his position as President of the Company.

Names of New Directors	Age	Position with Company
Donald Fell	79	Director
Prashant Patel	51	Director
Steven D. Lee	56	Director
Howard Doss	71	Director

Donald Fell

Donald Fell’s career has spanned over 40 years with a variety of academic and business organizations. He has served as an independent director of the following public companies: TRxADE HEALTH, INC. and Trxade Nevada from January 2014 until 2024; Aesther Healthcare Acquisition Corp. from 2021 – 2023; Oceantech Acquisition Corp. from 2022 through 2023; Semper Paratus Acquisition Corp. from 2023 through 2024; Kernel Group Holdings Corp. from 2023 through 2024 and Powerup Acquisitions Corp. from 2023 through 2024. He also formerly served on the board of Fiona Consumer Products Pvt. Ltd. (Delhi, India).

He presently serves as independent director for the following corporations: Integrated Wellness Acquisition Corp. since 2023; Scienture Holdings, Inc. since 2024; Aspire Biopharma Holdings, Inc. since 2025; Crown Reserve Acquisition Corp. since 2025. He serves on the audit, compensation, governance and nominations committees for those companies. He presently serves as special advisor to the University of South Florida Economics Department.

From 1992 - 2025 he served as Professor and Institute Director for the Davis, California-based Foundation for Teaching Economics and adjunct graduate professor of economics for the University of Colorado, Colorado Springs. Mr. Fell previously held positions with the University of South Florida as a member of the Executive MBA faculty, Director of Executive and Professional Education and Senior Fellow of the Public Policy Institute from 1995 to 2012. Mr. Fell was also a visiting MBA professor at the University of LaRochelle, France, and an adjunct professor of economics at both Illinois State University and The Ohio State University. He has served as a manufacturing engineering/econometric consultant to Sundstrand Corporation and consultant to a variety of non profit organizations.

Mr. Fell holds undergraduate and graduate degrees in economics from Indiana State University and has all but dissertation (ABD) in economics from Illinois State University. In his academic positions he has lectured throughout the U.S., Canada, the Islands, Eastern Europe and Asia on global economics and environmental economics topics.

Prashant Patel

Prashant Patel previously served as a Director, Chief Strategy Officer and Vice Chairman of the Board of Directors of the Company from 2023 until his resignation on August 8, 2025 . Mr. Patel served on the board of Scienture from its acquisition of TRxADE Group, Inc., a Nevada corporation on January 8, 2014, until January 16, 2025. He is an entrepreneur and a registered Pharmacist with experience in multiple aspects of the pharmaceutical supply chain. He started several starts ups including Retail/Community Pharmacy before expanding into pharmaceuticals distribution and sales, focusing on pharmaceutical disposal and reverse distribution. He has also been a consultant to several return logistics pharmaceutical companies over the years. Mr. Patel possesses an excellent vision to bring transparency, efficiency and cost benefits to US pharmaceutical channel partners. After graduating with a BPharm from University of Nottingham/UK, Mr. Patel completed MSC in Transport, Trade & Finance from Cass Business School, City University, UK.

Steven D. Lee

Steven D. Lee has been a law partner with Foundation Law Group, LLC, since 2017. Mr. Lee has over 25 years’ experience in counseling public and private companies. Mr. Lee is a proven attorney and business advisor, with a track record of helping companies access capital, scale, and strengthen governance. He is skilled at working with boards, management teams, and investors to craft financing strategies that fuel growth while protecting shareholder value. He has decades of demonstrated success in structuring and negotiating equity and debt capital, leading M&A transactions, and guiding private and public companies through IPOs, restructurings, complex financings and business transactions. He has a BA from the University of Washington and a law degree from Stanford University, where he formerly served on the Stanford Law School Board of Visitors.

Howard Doss

Howard Doss is a seasoned chief financial officer and accountant with more than four decades of experience in finance, accounting, and investment management. He served as Chief Financial Officer of PowerUp Acquisition Corp. (now Aspire Biopharma, Inc., Nasdaq: “ASBP”) from August 2023 to February 2025 and, since July 2025, has served on its Board of Directors as Chair of the Audit Committee. Previously, he was Chief Financial Officer of Kernel Group Holdings, Inc., and in 2021, he became Chief Financial Officer of Aesther Healthcare Acquisition Corp., a special purpose acquisition company, where he remained until it completed its initial business combination in February 2023. He also served as Chief Financial Officer of Trade Health, Inc., a health-related online marketplace traded on Nasdaq under the symbol “SCNX”.

Earlier in his career, Mr. Doss worked in both accounting and investment management. He began with Seidman & Seidman (BDO Seidman, Dallas) in 1977, then joined Van Kampen Investments in 1980, where he opened the firm’s Southeast office in Tampa, Florida, in 1982. He remained with Van Kampen until 1996, when he joined Franklin Templeton. He later worked with the Principal Financial Group in Tampa and went on to serve as City Executive for U.S. Trust in Sarasota, Florida, overseeing services for high-net-worth individuals until his retirement from that role in 2009. From 2010 to 2012, he served as CFO and Director of Sansur Renewable Energy, an alternative energy development company. Since 2005, he has also been President of STARadio Corp.

Mr. Doss is a member of the American Institute of CPAs and a graduate of Illinois Wesleyan University.

VOTES REQUIRED

The Board is not soliciting your consent or your proxy in connection with the Actions, and no consents or proxies are being requested from stockholders.

Section 228 of the DGCL provides that stockholders of the Company may act by written consent without a meeting unless a corporation’s certificate of incorporation otherwise provides. The Certificate of Incorporation does not otherwise provide; therefore, stockholders of the Company may act by written consent without a meeting, without prior notice and without a vote, if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

As of the close of business on the Record Date, the Company had 89,621,242 shares of common stock outstanding. As of the close of business on the Record Date, The Majority Holders beneficially owned shares of the Company’s common stock, representing approximately 55.5% of the Company’s total voting power.

The Removals

Under the DGCL, the power to remove any director resides in a majority of the voting power of the stockholders entitled to vote for the election of such director. The vote required to approve the Removals was the affirmative vote of the holders of a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled to vote as of the Record Date.

VOTES OBTAINED

The Majority Holders approved the Actions by delivering written consents without a meeting and without a vote in accordance with Section 228 of the DGCL. Consequently, the Actions was taken with the consent of 49,825,505 shares of Common Stock, which was approximately 55.5% of the aggregate voting power of all outstanding shares of capital stock of the Company entitled to consent to the Actions as of the Record Date and became effective on October 1, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of October 1, 2025 by (1) each stockholder known by us to be the beneficial owner of more than five percent of the Company’s Common Stock; (2) each of the directors and named executive officers; and (3) the directors and executive officers as a group. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Wellgistics Health, Inc., 3000 Bayport Drive Suite 950, Tampa, FL 33607, (844) 203-6092. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number	Percentage
Directors and Named Executive Officers
Brian Norton(2)	18,204,807	20.31%
Prashant Patel 3)	10,990,247	12.26%
Suren Apparaju(4)	10,445,447	11.65%
Shafaat Pirani	102,080	**

All Executive Officers and Directors as a Group	39,742,581	44.34%
Recently Removed/Resigned Directors
Michael L. Peterson	200,000	**
Donald Anderson	244,720	**
Rebecca Shanahan	244,720	**

Other Five Percent Holders:
Annapurna Gundlapalli, Trustee of the Annapurna Gundlapalli Revocable Trust 2010	8,944,000	9.98%
Patel Trust 2010	4,472,000	4.99%
Sandhya Ajjarapu, Trustee of the Sandhya Ajjarapu Revocable Trust 2007	4,463,200	4.98%

**	Indicates ownership of less than 0.1%.

(1)	The mailing address of all individuals listed is c/o Wellgistics Health, Inc., 3000 Bayport Drive Suite 950, Tampa, FL 33607.

(2)	Includes (i) 9,044,720 shares owned directly by Mr. Norton, (ii) 6,602,926 shares owned by Strategix Global LLC, an entity in which Mr. Norton has a beneficial interest, and (iii) 2,557,161 shares owned by Nomad Capital LLC, an entity in which Mr. Norton has a beneficial interest.

(3)	Includes (i) 4,118,247 shares owned directly by Mr. Patel, (ii) 4,472,000 shares owned by the Patel Trust 2010, for which Mr. Patel claims beneficial ownership, as co-trustee with his wife, Rina Patel, and (iii) 2,400,000 shares owned by Goldshield Health LLC, an entity that Mr. Patel beneficially owns and for which Mr. Patel thereby claims beneficial ownership. Mr. Patel voluntarily resigned as an officer and director of the Company effective August 8, 2025. Mr. Patel’s decision to resign was not the result of any dispute or disagreement with the Company, the Company’s management or the Company’s board of directors on any matter relating to the Company’s operations, policies, or practices.

(4)	Includes (i) 2,882,247 shares owned directly by Mr. Ajjarapu, (ii) 4,463,200 shares owned by the Sandhya Ajjarapu Revocable Trust 2007, for which Mr. Ajjarapu claims beneficial ownership through his wife, Sandhya Ajjarapu, who serves as trustee, and (iii) 3,100,000 shares owned by Sansur Associates LLC, an entity that Mr. Ajjarapu beneficially owns and for which Mr. Ajjarapu thereby claims beneficial ownership.

INTERESTS OF CERTAIN PERSONS IN THE ACTIONS

Except as disclosed above under “Background And Reasons For The Actions—The Removals,” none of our directors, executive officers, or any of their respective associates has any substantial interest, direct or indirect, by security holdings or otherwise, in the Actions which is not shared by all other stockholders of the Company.

DISSENTER’S RIGHTS

Under the DGCL, holders of the Company’s capital stock are not entitled to dissenter’s rights of appraisal with respect to the Removals.

FORWARD-LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical information provided herein are forward-looking and may include statements regarding: the consequences of recent changes to the Company’s management and the Board. We caution the reader that actual results could differ materially from those expected by us depending on the outcome of certain factors, including, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, as well as other risks and uncertainties that are described in the Company’s filings with the SEC, including, but not limited to, the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligations to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this information statement, including, without limitation, changes in our business strategy or planned capital expenditures, or to reflect the occurrence of unanticipated events.

DISTRIBUTION AND COSTS

The Company will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written or oral request to the Company using the Company contact details noted below under “Where You Can Find More Information.” The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to the Company using the Company contact details noted below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by contacting the Company by phone at (844) 203-6092 or by writing to 3000 Bayport Drive, Suite 950, Tampa, FL, attention: President. Our SEC filings and other information about the Company are also available on our investor relations website at https://corporate.wwe.com/investors/investor-overview. Information on our website is not intended to be incorporated into this Information Statement.

/s/ Prashant Patel
Prashant Patel
President

October 31, 2025